EXHIBIT 10.1
MASTER AGREEMENT
This Master Agreement (the “Master Agreement”) is entered into as of the 1st day of October, 2020 (the “Effective Date”), by and among SDC Allo Holdings, LLC, a Delaware limited liability company (the “Buyer”), Nelnet, Inc., a Nebraska corporation (“Nelnet”), and ALLO Communications LLC, a Nebraska limited liability company (the “Company”).
RECITALS
A.Nelnet, the Buyer, and the Company (or some combination thereof) desire to enter into various agreements and consummate various transactions pursuant to such agreements as described in this Master Agreement; and
B.The parties to this Master Agreement wish to assemble in this Master Agreement, in a single document, references to substantially all related agreements and transactions contemplated by such parties.
NOW, THEREFORE, in consideration of the foregoing premises and in consideration of and in reliance upon the representations, warranties and obligations in this Master Agreement, the parties agree as follows:
ARTICLE I.
RELATED TRANSACTION DOCUMENTS
1.1Identity and Listing of Related Transaction Documents. The Buyer, Nelnet and the Company, or some combination thereof, intend to execute, deliver and perform their respective obligations under the following agreements, documents and instruments (collectively, the “Related Transaction Documents”) in accordance with and subject to the terms and conditions set forth therein:
a.Membership Unit Purchase Agreement, dated as of the Effective Date (the “MUPA”), by and between the Buyer, Nelnet and the Company, with respect to the issuance and sale by the Company to the Buyer of certain Class E Membership Units issued by the Company, a copy of which is attached hereto as Exhibit “A”;
b.Subscription Agreement, dated as of the Closing Date (as defined in the MUPA) (the “Subscription Agreement”), by and between the Company and the Buyer, with respect to issuance of and subscription for the Class E Membership Units to be issued by the Company and purchased by the Buyer, a copy of which is attached hereto as Exhibit “B,” pursuant to the MUPA;
c.Initial Class D Membership Unit Redemption Agreement, dated as of the Effective Date (the “Initial Redemption Agreement”), by and between Nelnet and the Company, with respect to the redemption by the Company from Nelnet of certain Class D Membership Units issued by the Company, a copy of which is attached hereto as Exhibit “C”;

d.Ninth Amended and Restated Operating Agreement, dated as of the Closing Date (the “Post-Closing Operating Agreement”), by and among the Buyer, Nelnet, the other members of the Company, and the Company, with respect to amendment and restatement of the Company’s operating agreement, a copy of which is attached hereto as Exhibit “D”;
e.Contingent Payment Agreement, dated as of the Effective Date (the “Contingent Payment Agreement”), by and between Nelnet and the Buyer, with respect to a contingent obligation to make a payment by Nelnet to the Buyer if certain events occur, a copy of which is attached hereto as Exhibit “E”;
f.The Secondary Class D Membership Unit Redemption Agreement, dated as of the Effective Date (the “Secondary Redemption Agreement”), by and between Nelnet and the Company, with respect to redemption by the Company from Nelnet of the balance of Class D Membership Units following consummation of the Initial Redemption Agreement, a copy of which is attached hereto as Exhibit “F”;
g.All agreements and documentation to be entered into by the Company related to the Company’s undertaking and incurrence of the Third-Party Debt (as defined in the Contingent Payment Agreement), providing for gross proceeds (which shall be net of any debt financing fees and related expenses) in the aggregate amount of $140,000,000 (or such other amount as may be mutually agreed by the parties hereto), by and among, inter alia, the Company and the lender(s) party thereto, on terms substantially consistent with Schedule 8.12 of the Disclosure Schedules to the MUPA with such additions and modifications thereto as may be mutually agreed to by the Buyer and Nelnet (such approval not to be unreasonably withheld, conditioned or delayed);
h.This Master Agreement; and
i.Such other agreements, documents and instruments as may be required in accordance with and pursuant to the agreements described in paragraphs (a) through (h) above.
ARTICLE II
BIFURCATION OF INITIAL TRANSACTIONS AND SECONDARY TRANSACTIONS
2.1Initial Transactions. The parties to this Master Agreement shall use commercially reasonable efforts to accomplish the following summarized transactions (collectively, the “Initial Transactions”) as soon as practicable, subject to the timing provisions set forth in the Related Transaction Documents, and all in accordance with and pursuant to the terms and provisions set forth in the applicable Related Transaction Documents:
a.Sale by the Company of certain Class E Membership Units in the Company, to be issued by the Company on the Closing Date to the Buyer for an aggregate sale and purchase price of $197,000,000.00, as set forth in the MUPA and the Subscription Agreement;

b.Execution and delivery of the Post-Closing Operating Agreement by all of the parties thereto;
c.Consummation of the Third-Party Debt;
d.Upon consummation of the series of transactions as described in Section 2.1(a) and (b) above, the redemption by the Company of a portion of Nelnet’s Class D Membership Units, including the accrued and unpaid Class D Preferred Return) (as defined in the Post-Closing Operating Agreement) thereon, for a redemption price of $160,000,000.00, to be paid by the Company to Nelnet, as set forth in the Initial Redemption Agreement; and
e.Upon consummation of the series of transactions as described in Section 2.1(a), (b) and (c) above, the redemption by the Company of a portion of Nelnet’s Class D Membership Units, including the accrued and unpaid Class D Preferred Return (as defined in the Post-Closing Operating Agreement) thereon, for a redemption price of $140,000,000.00, to be paid by the Company to Nelnet, as set forth in the Initial Redemption Agreement; provided, that to the extent the gross proceeds of the Third-Party Debt received by the Company is less than $140,000,000.00, the redemption price pursuant to the Initial Redemption Agreement (including a corresponding number of Nelnet’s Class D Membership Units) shall be reduced on a dollar for dollar basis equal to the excess of $140,000,000 over the amount of the gross proceeds of the Third-Party Debt actually received by the Company.
2.2Secondary Transactions. Subsequent to closing of the Initial Transactions, the parties to this Master Agreement shall use commercially reasonable efforts (which shall not include requiring the Company to raise any additional equity or sell any assets) to accomplish the following transactions (collectively, the “Secondary Transactions”) subject to the deferred timing provisions set forth in the applicable Related Transaction Documents, and all in accordance with and pursuant to the terms and provisions set forth in the applicable Related Transaction Documents:
a.Redemption, on or before the three and one-half year anniversary of the date of consummation of the redemption contemplated by Initial Redemption Agreement (it being understood that such timing is subject to adjustment), by the Company of the remaining balance of Nelnet’s outstanding Class D Membership Units in the Company in accordance with the terms of the Secondary Redemption Agreement.
b.Performance of the Contingent Payment Agreement in accordance with its terms.
2.3Class D Membership Unit Preferred Redemptions. Notwithstanding the Secondary Redemption Agreement, to the extent the parties hereto mutually agree, the Company shall be permitted to redeem Nelnet’s Class D Membership Units in multiple tranches at different times.

ARTICLE III
MISCELLANEOUS AND CONSTRUCTION
3.1Notices. All notices shall be in writing delivered as follows:
a.If to the Company:
ALLO Communications LLC
Attention: Bradley Moline
330 South 21st Street
Lincoln, Nebraska 68510
Email: bmoline@allophone.net
with a copy to:
Nelnet, Inc.
Attention: Legal Department
121 South 13th Street, Suite 100
Lincoln, NE 68508
Email: mark.pence@nelnet.net
and a copy to:

Daniel F. Kaplan
Perry, Guthery, Haase
& Gessford, P.C., L.L.O.
233 South 13th Street, Suite 1400
Lincoln, Nebraska 68508
Email: dkaplan@perrylawfirm.com
b.If to the Buyer:
c/o SDC Capital Partners, LLC
817 Broadway, 10th Floor
New York, New York 10003
Attn: Todd M. Aaron
Email: TAaron@sdccapitalpartners.com
with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attn: Thomas W. Greenberg, Esq.
Email:     thomas.greenberg@skadden.com
c.If to Nelnet:

Nelnet, Inc.
Attention: Legal Department
121 South 13th Street, Suite 100
Lincoln, NE 68508
Email: terry.heimes@nelnet.net

with a copy to:
Nelnet, Inc.
Attention: Legal Department
121 South 13th Street, Suite 100
Lincoln, NE 68508
Email: bill.munn@nelnet.net

and a copy to:

Daniel F. Kaplan
Perry, Guthery, Haase
& Gessford, P.C., L.L.O.
233 South 13th Street, Suite 1400
Lincoln, Nebraska 68508
Email: dkaplan@perrylawfirm.com
or to such other address as may have been designated in a prior notice. All notices and other communications given or made pursuant to this Master Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when transmitted via electronic mail, provided, that the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.
3.2Assignment; Binding Effect. This Master Agreement may not be assigned by any party without the prior written consent of all other parties hereto, except that the Buyer may assign all or any of its rights (but not obligations) hereunder to any Affiliate of the Buyer; provided, however, that no such assignment shall relieve the Buyer of its obligations hereunder. Any purported assignment in violation of the foregoing shall be null and void and of no force or effect. Except as may be otherwise provided herein, this Master Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise provided in this Master Agreement, nothing in this Master Agreement is intended or will be construed to confer on any person or entity other than the parties any rights or benefits hereunder.
3.3Counterparts. This Master Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.
3.4Construction. The language used in this Master Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party. This Master Agreement shall be construed to be valid and enforceable to the full extent allowed by law. It is agreed that if any part, term or provision of this Master Agreement is determined to be illegal, unenforceable or in conflict with applicable law, the validity of the remaining terms and provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Master Agreement did not contain the term of provision held to be invalid.
3.5Modification. No supplement, modification or amendment of this Master Agreement will be binding unless made in a written instrument which is signed by all parties and which specifically refers to this Agreement.
3.6Governing Law; Venue; Waiver of Jury Trial. This Master Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of Delaware without regard to any otherwise applicable principles of conflicts of law. Each party agrees that venue for any action or proceeding commenced in connection with this Master Agreement shall be proper in the state of organization or residence of the party against which such action or proceeding is initiated or filed, and waives any objection to such venue. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION THAT MAY ARISE UNDER, OR RELATING TO THIS MASTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MASTER AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREIN OR THE FACTS OR CIRCUMSTANCES LEADING TO ITS EXECUTION OR PERFORMANCE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO PARTY OR REPRESENTATIVE OR AFFILIATE THEREOF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS MASTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

3.7Conflicts. In the event of any conflict between the terms set forth in this Master Agreement, on the one hand, and any of the other Related Transaction Documents, on the other hand, the terms as set forth in the respective Related Transaction Documents shall control; provided, that the obligations under this Master Agreement shall not create any further obligations on the parties hereto beyond those contained in the Related Transaction Documents, subject to the terms and conditions therein, with respect to (i) any of the matters set forth herein or (ii) any of the transactions contemplated by the Related Transaction Documents.
3.8Entire Agreement. This Master Agreement and the agreements and documents referred to in this Master Agreement or delivered hereunder (including without limitation the Related Transaction Documents) are the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations between the parties are merged into this Master Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. This Master Agreement shall specifically supersede any prior negotiations, understandings or agreements among any of Nelnet, the Company and/or SDC Capital Partners, LLC (or its affiliates) including, without limitation, the letter with respect to exclusive negotiations executed by Nelnet and SDC Capital Partners, LLC and dated as of July 20, 2020.
3.9Severability. Whenever possible, each provision of this Master Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Master Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Master Agreement.
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INTENDING TO BE LEGALLY BOUND, the parties have signed this Master Agreement as of the date first above written.

COMPANY:

ALLO COMMUNICATIONS LLC
By:	/s/ WILLIAM MUNN
Name:	William Munn
Title:	Secretary

[Signature Page of Master Agreement]

BUYER:

SDC ALLO HOLDINGS, LLC
By:	SDC Digital Infrastructure
Opportunity Fund II, L.P.,
as Sole Member

By:	SDC DIOF II GP, LLC,
as General Partner

By:	SDC GP Manager, LLC,
as Managing Member

By:	/s/ TODD AARON
Name:	Todd Aaron
Title:	Authorized Person

[Signature Page of Master Agreement]

NELNET:

NELNET, INC.
By:	/s/ WILLIAM MUNN
Name:	William Munn
Title:	Secretary

[Signature Page of Master Agreement]